AMENDMENT NO. 1

TO
FIVE-YEAR CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO FIVE-YEAR CREDIT AGREEMENT (this “Amendment”) is made as of July 13, 2018, by and among ARIZONA PUBLIC SERVICE COMPANY (the “Borrower”), the lenders listed on the signature pages hereof (the “Lenders”), and BARCLAYS BANK PLC (“Barclays”), as Agent (the “Agent”), under that certain Five-Year Credit Agreement, dated as of June 29, 2017, by and among the Borrower, the lenders from time to time parties thereto and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Credit Agreement.
WITNESSETH
WHEREAS, the Borrower, the Lenders and the Agent are parties to the Credit Agreement;
WHEREAS, the Borrower has requested that the Agent and the Lenders amend the Credit Agreement on the terms and conditions set forth herein; and
WHEREAS, the Borrower, the Agent and the Lenders have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed to the following:

1.
Amendments to the Credit Agreement. Effective as of July 13, 2018 (the “Amendment Effective Date”) and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definitions in the appropriate alphabetical order:
“Amendment No. 1 Effective Date” means July 13, 2018.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in form and substance acceptable to the Agent in its discretion.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Internal Revenue Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Internal Revenue Code) the assets of any such “employee benefit plan” or “plan”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

(b)	Section 1.01 of the Credit Agreement is hereby amended to amend and restate the following definitions in the appropriate alphabetical order:
“Ineligible Institution” means (a) a natural person, (b) an Affected Lender or any of its Subsidiaries, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (e) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute an Affected Lender or a Subsidiary thereof.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc.

“SEC Reports” means the Borrower’s (i) Form 10-K Report for the year ended December 31, 2017, (ii) Form 10-Q Report for the quarter ended March 31, 2018 and (iii) Form 8-K Reports filed on January 9, 2018 and February 22, 2018.
“VIE Lessor Trusts” means the three (3) separate variable-interest entity lessor trusts that purchased from, and leased back to, the Borrower certain interests in the PVNGS Unit 2 and related common facilities, as described in Note 6 of Combined Notes to Condensed Consolidated Financial Statements in the Borrower’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2018.

(c)
The definition of “Interest Period” in Section 1.01 of the Credit Agreement is hereby amended by inserting the phrase “one week, or” immediately prior to the phrase “one, two, three or six months” now appearing in the second sentence thereof.

(d)	The definition of “Sanctions” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“, or any other applicable Governmental Authority”

(e)	Section 2.02(a) of the Credit Agreement is hereby amended by deleting the reference to “12:00 noon” in clause (y) thereof and replacing it with “1:00 p.m.”.

(f)	Section 2.03(b)(i) of the Credit Agreement is hereby amended by deleting the reference to “two” in the second sentence thereof and replacing it with “three”.

(g)	Section 2.03(b)(ii) of the Credit Agreement is hereby amended by deleting the reference to “by telephone or” therein.

(h)	Section 2.03(b)(iii) of the Credit Agreement is hereby amended by deleting the reference to “(which may be by telephone or in writing)” therein and replacing it with “(which shall be in writing)”.

(i)	Section 2.03(c)(i) of the Credit Agreement is hereby amended by deleting the reference to “by telephone if immediately confirmed” therein.

(j)	Section 2.03(g) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(g)    Role of Issuing Bank. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Bank shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or L/C Related Document. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower’s pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable Issuing Bank, the Agent, any of their respective Related Parties nor any correspondent, participant or assignee of such Issuing Bank shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the applicable Issuing Bank, and such Issuing Bank may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Borrower which the Borrower proves were caused by such Issuing Bank’s willful misconduct or gross negligence as determined by a final, non-appealable judgment by a court of competent jurisdiction or such Issuing Bank’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the applicable Issuing Bank may accept documents that appear on its face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and such Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.”

(k)	Section 2.03A(b) of the Credit Agreement is hereby amended by deleting the reference to “by telephone (confirmed by facsimile)” therein and replacing it with “in writing”.

(l)	Section 2.08(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(b)    (i)    If the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Advance or a Conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Advance, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance, or (c) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Lenders of funding such Revolving Advance, the Agent will promptly so notify the Borrower and each Lender, whereupon each Eurodollar Rate Advance will automatically on the last day of the then existing Interest Period therefor Convert into a Base Rate Advance. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Rate Advances shall be suspended until the Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, Conversion to or continuation of Eurodollar Rate Advances or, failing that, will be deemed to have Converted such request into a request for a Base Rate Advance in the amount specified therein.
(ii)    Notwithstanding anything to the contrary herein, if at any time the Agent or the Required Lenders determine (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.08(b)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in Section 2.08(b)(i) have not arisen but the supervisor for the administrator of the Eurodollar Rate or a Governmental Authority having jurisdiction over the Agent has made a public statement identifying a specific date after which the Eurodollar Rate shall no longer be used for determining interest rates for loans, then the Agent and the Borrower shall endeavor to establish an alternate rate of interest to the Eurodollar Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable. Notwithstanding anything to the contrary in Section 8.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Agent shall not have received, within five (5) Business Days of the date notice of such alternate rate of interest, together with a copy of such amendment, is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.”

(m)	Section 4.01(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(e)    (i) The Consolidated balance sheet of the Borrower as of December 31, 2017, and the related Consolidated statements of income and cash flows of the Borrower for the fiscal year then ended, accompanied by an opinion thereon of Deloitte & Touche LLP, independent registered public accountants and the Consolidated balance sheet of the Borrower as of March 31, 2018, and the related Consolidated statements of income and cash flows of the Borrower for the three months then ended, duly certified by the chief financial officer of the Borrower, copies of which have been furnished to the Agent, fairly present in all material respects, subject, in the case of said balance sheet at March 31, 2018, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments, the Consolidated financial condition of the Borrower as at such dates and the Consolidated results of the operations of the Borrower for the periods ended on such dates, all in accordance with GAAP (except as disclosed therein), and (ii) except as disclosed to the Agent in the SEC Reports or by means of a letter from the Borrower to the Lenders (such letter, if any, to be delivered to the Agent for prompt distribution to the Lenders) delivered prior to the execution and delivery of this Agreement (which, in each case, shall be satisfactory to each Lender in its sole discretion), since December 31, 2017, there has been no Material Adverse Effect.”

(n)	Section 4.01(o) of the Credit Agreement is hereby amended by inserting the following at the end thereof:
“, or any other applicable Governmental Authority”

(o)	Section 4.01 of the Credit Agreement is hereby amended by inserting the following new clauses (r) and (s) at the end thereof:
“(r)    If Borrower is required to deliver a Beneficial Ownership Certificate, as of the Amendment No. 1 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

(s)    The Borrower is not an EEA Financial Institution.”

(p)	Section 5.01(a) of the Credit Agreement is hereby amended by deleting the parenthetical therein and replacing it with the following:
“(other than in the case of the PATRIOT Act, the applicable orders, rules and regulations of OFAC, or the FCPA, or any similar applicable laws)”

(q)	Section 5.01(h) of the Credit Agreement is hereby amended by deleting clause (ix) therein and replacing it with the following new clauses (ix) and (x):
“(ix)    as soon as possible and in any event within five days after any Authorized Officer of the Borrower knows of the occurrence thereof, notice of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification; and
(x)    promptly following request therefor, (a) such information and documentation reasonably requested by the Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act or other applicable anti-money laundering laws; or (b) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agent may from time to time reasonably request.”

(r)	Section 7.03 of the Credit Agreement is hereby amended by deleting clause (ii) therein and replacing it with the following:
“(ii) in the absence of its own gross negligence or willful misconduct as determined by a final, non-appealable judgment by a court of competent jurisdiction.”

(s)	Article VII of the Credit Agreement is hereby amended by inserting the following new Section 7.10 at the end thereof:
“Section 7.10    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Advances, the Letters of Credit or the Commitments,

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Advances, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Agent, in its sole discretion, and such Lender.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i)    none of the Agent or the Arrangers, or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Advances, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Internal Revenue Code, or both, with respect to the Advances, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and
(v)    no fee or other compensation is being paid directly to the Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Advances, the Letters of Credit, the Commitments or this Agreement.
(c)    The Agent and each Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Advances, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Advances, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Advances, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.”

(t)	Section 8.07(b)(iii)(C) of the Credit Agreement is hereby amended and restated in its entirety as follows:
“(C) the consent of each Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund with respect to such Lender; and”

(u)	Section 8.07(d) of the Credit Agreement is hereby amended by deleting each reference to “Loans” therein and replacing it with “Advances”.

(v)	Section 8.11(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety.

(w)	Section 8.13 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Section 8.13    Patriot Act and Beneficial Ownership Regulation. The Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies each borrower (including the Borrower), guarantor or grantor (the “Loan Parties”), which information includes the name and address of each Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the PATRIOT Act and the Beneficial Ownership Regulation. The Borrower shall provide, to the extent commercially reasonable, such information and take such actions as are reasonably requested by the Agent or any Lender in order to assist the Agent and such Lender in maintaining compliance with the PATRIOT Act and the Beneficial Ownership Regulation.”

(x)	Exhibit B to the Credit Agreement is hereby amended by inserting “[one week]” immediately before “[___ month[s]” in clause (iv) thereof.

2.	Conditions of Effectiveness. This Amendment shall become effective as of the Amendment Effective Date upon the Agent’s (or, in the case of clause (b), the applicable Lender’s) receipt of:

(a)	duly executed counterparts of the signature pages hereof by each of the Borrower, the Lenders and the Agent;

(b)	in the event that the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification in relation to the Borrower; and

(c)	such other documents, instruments and agreements as the Agent shall reasonably request.

3.	Representations and Warranties and Reaffirmations of the Borrower.

3.1.
The Borrower hereby represents and warrants that (i) this Amendment and the Credit Agreement as previously executed and as modified hereby constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, subject, however, to the application by a court of general principles of equity and to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally, and (ii) no Default or Event of Default has occurred and is continuing.

3.2.
Upon the effectiveness of this Amendment and after giving effect hereto, the Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement as modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the Amendment Effective Date, except that any such covenant, representation, or warranty that was made as of a specific date shall be considered reaffirmed only as of such date.

4.	Reference to the Effect on the Credit Agreement.

4.1.
Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Credit Agreement (including any reference therein to “this Credit Agreement,” “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring thereto) or in any other Loan Document shall mean and be a reference to the Credit Agreement as modified hereby.

4.2.
Except as specifically modified above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.

4.3.
The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

4.4.
Upon satisfaction of the conditions set forth in Section 2 hereof and the execution hereof by the Borrower, the Lenders and the Agent, this Amendment shall be binding upon all parties to the Credit Agreement.

4.5.	This Amendment shall constitute a Loan Document.

5.	GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

6.	Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

7.
Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

ARIZONA PUBLIC SERVICE COMPANY, as the Borrower

By: /s/ Lee R. Nickloy
Name: Lee R. Nickloy
Title: Vice President and Treasurer

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

BARCLAYS BANK PLC, as Agent, a Lender and an Issuing Bank

By: /s/ Sydney G. Denis
Name: Sydney G. Dennis
Title: Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

MIZUHO BANK, LTD., as a Lender and as an Issuing Bank

By: /s/ Tracy Rahn
Name: Tracy Rahn
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

BANK OF AMERICA, N.A., as a Lender and as an Issuing Bank

By: /s/ Jerry Wells
Name: Jerry Wells
Title: Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

JPMORGAN CHASE BANK, N.A, as a Lender and as an Issuing Bank

By: /s/ Nancy R. Barwig
Name: Nancy R. Barwig
Title: Credit Risk Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

SUNTRUST BANK, as a Lender and as an Issuing Bank

By: /s/ Arize Agumadu
Name: Arize Agumadu
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as an Issuing Bank

By: /s/ Matthew Kerr
Name: Matthew Kerr
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

MUFG UNION BANK, N.A., as a Lender and as an Issuing Bank

By: /s/ Maria Ferracias
Name: Maria Ferracias
Title: Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

BNP PARIBAS, as a Lender and as an Issuing Bank

By: /s/ Christopher Sked
Name: Christopher Sked
Title: Managing Director

By: /s/ Nicole Rodriguez
Name: Nicole Rodriguez
Title: Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

THE BANK OF NEW YORK MELLON, as a Lender

By: /s/ Mark W. Rogers
Name: Mark W. Rogers
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

THE BANK OF NOVA SCOTIA, as a Lender

By: /s/ Nick Giarratano
Name: Nick Giarratano
Title: Director

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

CITIBANK, N.A., as a Lender

By: /s/ Kate Tu
Name: Kate Tu
Title: Senior Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

KEYBANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Keven D. Smith
Name: Keven D. Smith
Title: Senior Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

ROYAL BANK OF CANADA, as a Lender

By: /s/ Frank Lambrinos
Name: Frank Lambrinos
Title: Authorized Signatory

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

TD BANK, N.A., as a Lender

By: /s/ Vijay Prasad
Name: Vijay Prasad
Title: Senior Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Michael Temnick
Name: Michael Temnick
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

BRANCH BANKING & TRUST COMPANY, as a Lender

By: /s/ Sarah Salmon
Name: Sarah Salmon
Title: Senior Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

COBANK, ACB, as a Lender

By: /s/ C. Brock Taylor
Name: C. Brock Taylor
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Madeline L. Pleskovic
Name: Madeline L. Pleskovic
Title: Vice President

Signature Page to Amendment No. 1 to Five-Year Credit Agreement
Arizona Public Service Company